UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒          Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHOALS TECHNOLOGIES GROUP, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHOALS TECHNOLOGIES GROUP, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 22, 2022
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 5, 2022

This supplement (the “Supplement”) amends and supplements the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement of Shoals Technologies Group, Inc. (the “Company”), dated March 22, 2022 (the “Proxy Statement”), provided to shareholders in connection with the Company’s 2022 Annual Meeting of Shareholders to be held on May 5, 2022. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 28, 2022.

The Proxy Statement incorrectly stated the record date as March 22, 2022 due to a typographical error.  This Supplement updates and amends the Proxy Statement, as appropriate, to state the record date as March 11, 2022.

Except as specifically supplemented by the information provided herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.